UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): October 30, 2021

Dorman Products, Inc.

(Exact name of Registrant as Specified in Charter)

Pennsylvania	000-18914	23-2078856
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3400 East Walnut Street, Colmar, Pennsylvania 18915

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code:  (215) 997-1800

                           Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 Par Value	DORM	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) Effective October 30, 2021 (the “Effective Date”), the Board of Directors (the “Board”) of Dorman Products, Inc. (the “Company”) increased the size of the Board from eight to nine directors and appointed J. Darrell Thomas to fill the newly created directorship. Mr. Thomas will serve as a director of the Company until the expiration of his term on the date of the Company’s 2022 annual meeting of shareholders and until his successor is selected and qualified, except in the event of his earlier death, resignation or removal. As of the Effective Date, Mr. Thomas also was appointed to the Board’s Audit Committee, Compensation Committee, and Corporate Governance and Nominating Committee.

As a non-employee director, Mr. Thomas will participate in the Company’s previously disclosed non-employee director compensation program, which for 2021 includes, among other things, an annual cash retainer of $75,000 and an annual restricted stock unit award with a grant date value of approximately $110,000. In connection with his appointment, Mr. Thomas will receive a pro-rata portion of each to reflect the fact that he was appointed mid-term.

Mr. Thomas, age 61, currently serves as Vice President and Treasurer for Harley-Davidson, Inc. (NYSE:HOG) (“Harley-Davidson”), which he joined in June 2010. During his tenure at Harley-Davidson, he also has served in several senior finance positions, including Interim Chief Financial Officer for Harley-Davidson from July 2020 to September 2020 and Chief Financial Officer for Harley-Davidson Financial Services, Inc. from January 2018 to June 2020. Prior to joining Harley-Davidson, Mr. Thomas was employed by PepsiCo, Inc. (NASDAQ:PEP) (“PepsiCo”), which he joined in December 2003, and where he most recently served as Vice President and Assistant Treasurer.  Prior to joining PepsiCo, Mr. Thomas had a 19-year career in banking with Commerzbank Securities, Swiss Re New Markets, ABN Amro Bank and Citicorp/Citibank where he held various capital markets and corporate finance roles. Mr. Thomas currently serves as a member of the board of directors of British American Tobacco p.l.c. (NYSE:BTI).

Item 9.01Financial Statements and Exhibits.

(d)Exhibits

Exhibit NumberDescription

99.1	Press Release dated November 2, 2021.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DORMAN PRODUCTS, INC.

Date:November 2, 2021

By:	/s/ David M. Hession
	Name:	David M. Hession
	Title:	Senior Vice President, Chief Financial Officer and Treasurer